    As filed with the Securities and Exchange Commission on November 7, 2002
                                                                   Reg. No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    _________________________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ___________________________________
                                  TREZAC CORP.
             (Exact name of registrant as specified in its charter)

         TEXAS                                                    76-0270330
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               identification No.)

                 20500 MEETING STREET, BOCA RATON, FLORIDA 33434
               (Address of principal executive offices) (Zip Code)
                ________________________________________________

                             2002 STOCK OPTION PLAN
                              (Full title of plan)
                        ________________________________

                             PAUL TAYLOR, PRESIDENT
                              20500 MEETING STREET
                            BOCA RATON, FLORIDA 33434
                     (Name and address of agent for service)

                                 (561) 558-0038
          (Telephone number, including area code, of agent for service)

                                        CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
                                              Proposed maximum     Proposed maximum
Title of securities     Amount to be          offering price       Aggregate offering    Amount of
to be registered        Registered            per share*           Price                 Registration fee
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock            2,000,000                      $1.01              $2,020,000          $185.84
($.0001 par value)
----------------------- --------------------- -------------------- --------------------- --------------------

* Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the average of the high and low selling prices per share of Common Stock of Trezac Corp. on November 4, 2002.

                                     PART I

              INFORMATION REQUIRED IN THIS SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

      The documents containing the information specified in Item 1 will be sent or given to individual consultants under such agreements between each consultant and the registrant.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

                             Paul Taylor, President
                              20500 Meeting Street
                            Boca Raton, Florida 33434
                                 (561) 558-0038

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Trezac Corp (the "Company" or "Trezac") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

         (a) the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2001 filed on March 18, 2002 pursuant to Section 13(a) or
Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and amended thereto on July 18, 2002;

         (b) The Company's Form SB-2 Registration Statement under the Securities Act of 1933 as filed on March 18, 2002 and amended on July 3, 2002, July 5, 2002 and October 30, 2002.

         (c) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which Indicates that all shares of common stock registered hereunder have been sold or that deregisters all such shares of common stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Trezac's Articles of Incorporation, as amended, provide to the fullest extent permitted by Texas law, a director or officer of the Company shall not be personally liable to Trezac or its shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of Trezac's Articles of Incorporation, as amended, is to eliminate the right of Trezac and its shareholders (through shareholders' derivative suits on behalf of Trezac) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. Trezac believes that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The Exhibits to this registration statement are listed in the index to Exhibits on page 7.

ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes::

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration
Statement:

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, HOWEVER, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boca Raton, State of Florida, on November 5, 2002.

                                                 TREZAC CORP.

                                                 By:   /s/ Paul Taylor
                                                 ------------------------
                                                 Paul Taylor, President

         The undersigned directors and officers of Trezac Corp. hereby constitute and appoint Paul Taylor, with full power to act without the other and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                             Date
---------                    -----                             ----

/s/Paul Taylor               President, Treasurer,             November 5, 2002
----------------------       Director and Secretary
Paul Taylor

                                INDEX TO EXHIBITS

EXHIBIT                                                          SEQUENTIALLY
NO.                                DESCRIPTION                   NUMBERED PAGES
---                                -----------                   --------------

4.1      2002 Stock Option Plan

5.1      Opinion of Counsel

23.1     Consent of AJ. Robbins, P.C.

23.2     Consent of Counsel (included as part of Exhibit 5.1)

24.1     Power of Attorney (Contained within Signature Page)